Exhibit 99.1

FOR IMMEDIATE RELEASE

Investor Relations Contact:	PR Contact:

Kirsten Chapman	Kim K. Haneke
Lippert / Heilshorn & Associates	Axesstel, Inc.
(415) 433-3777	(858) 875-7291
kchapman@lhai.com	khaneke@axesstel.com

Axesstel Appoints Murray Kawchuk as Senior Vice President of Sales and Corporate Marketing

- Industry Veteran Brings over 18 Years of Experience -

SAN DIEGO – October 26, 2006 – Axesstel, Inc. (AMEX:AFT), a leader in the design and development of fixed wireless voice and broadband data products, announced today the appointment of Murray Kawchuk as senior vice president of sales and corporate marketing.

“Murray joins Axesstel at a time of renewed growth as our wireless voice and broadband data products continue to expand in markets worldwide,” said Marv Tseu, chief executive officer for Axesstel. “As part of our efforts to be closer to our customers, Murray will be tasked with establishing a global sales presence as well as managing our corporate marketing activities, including all elements of brand management. We believe his extensive executive experience in the mobile and data services business makes him the perfect person to manage the revenue growth component of our business.”

“I am very excited to join Axesstel at this pivotal juncture in the company’s evolution. I look forward to helping our team build our brand, pursue more strategic partnerships and further build out our global distribution and sales channels.” said Kawchuk.

Kawchuk, 44, worked at Nokia, the Finland-based mobile communications company, from 1992 until October 2006. Most recently for two years, Kawchuk served as vice president and general manager of mobile phones business lines – North America. In his senior roles at Nokia, he has been responsible for managing sales, profit and loss, product development, business development, services, pricing, finance, and marketing,

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and general management for various entities in North America and South America. Prior to that, for four years Kawchuk gained intimate knowledge about the Latin American markets while vice president and general manager of the region. Other positions at Nokia included vice president of sales, vice president of major account sales, vice president of product marketing, and marketing manager. From 1988 through 1992, Kawchuk worked at Rogers Wireless, formerly known as Rogers Cantel, a wholly-owned subsidiary of Rogers Communications, one of Canada’s largest communications companies. While at Rogers Wireless, he served various roles, including director of marketing, director of merchandising, and manager of products/service and business development. Kawchuk has a master of business administration degree from the University of Western Ontario in Canada.

ABOUT AXESSTEL, INC.

Axesstel (AMEX: AFT) is a leader in the design and development of fixed wireless voice and broadband data products. Axesstel’s product portfolio includes fixed wireless desktop phones, public call office phones, voice/data terminals, broadband modems and 3G gateways for access to voice calling and high-speed data services. The company delivers innovative fixed wireless solutions to leading telecommunications operators and distributors worldwide. Axesstel is headquartered in San Diego, California and has a research and development center in Seoul, South Korea. For more information on Axesstel, visit www.axesstel.com.

© 2006 Axesstel, Inc. All rights reserved. The Axesstel logo is a trademark of Axesstel, Inc.

Forward-Looking Statements

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: With the exception of historical information, the statements set forth above include forward-looking statements relating to market penetration and conditions, product capabilities and the timing of new product introductions which may affect future results and the future viability of Axesstel. Axesstel wishes to caution readers that actual results could differ materially from those suggested by the forward-looking statements due to risks and uncertainties and a number of important risk factors. Those factors include but are

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Axesstel Appoints Murray Kawchuk as SVP of Sales & Corporate Marketing	pg. 3

not limited to unforeseen manufacturing difficulties, unanticipated component shortages, competitive pricing pressures and the risk factors noted in Axesstel’s filings with the Securities and Exchange Commission, such as the rapidly changing nature of technology and frequent introductions of new products and enhancements by competitors; the competitive nature of the markets for Axesstel’s products; product and customer mix, Axesstel’s need to gain market acceptance for its products; the risks of primary dependence on one large customer; potential intellectual property-related litigation; Axesstel’s need to attract and retain skilled personnel; and Axesstel’s primary reliance on its sole contract manufacturer. All forward-looking statements are qualified in their entirety by this cautionary statement, and Axesstel undertakes no obligation to revise or update this press release to reflect events or circumstances occurring after this press release.

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